Exhibit 99.(n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2014, with respect to the financial statements, financial highlights, and schedule of Business Development Corporation of America for the year ended December 31, 2013 which are contained in the Prospectus of this Registration Statement. We consent to the use of the aforementioned report in the Prospectus contained in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 25, 2015